Exhibit 10.3

AMENDMENT NO. 2

TO

PACIFICORP

COMPENSATION REDUCTION PLAN

2002 Restatement

PacifiCorp an Oregon corporation 700 NE Multnomah Portland, Oregon 97232	Company

The 2002 Restatement of the Plan, as amended by Amendment No. 1, is further amended as follows:

1.	The provisions of 4.4 are changed and, as amended, read as follows:

4.4      A Participant shall be permitted to instruct the Committee to transfer amounts from one Account to the other Account up to two times each year. Such transfer shall be permitted upon receipt of permission to deal from the Scottishpower plc Corporate Secretary’s Department. The minimum amount of each transfer shall be $2,000. Transfers from the Stock Account must be designated in whole shares.

2.	The provisions of 5.2 and 5.3 are changed and, as amended, read as follows:

5.2      Subject to 5.3, the Company shall periodically contribute to the Trust the amounts necessary to purchase ADS Shares equal to the total balance of all Stock Accounts. Such contributions shall be held in a separate fund within the trust for the sole purpose of paying benefits under the Plan measured by Stock Accounts, except as provided in the Trust document upon the Company’s insolvency. The assets of such funds shall be invested by the trustee in ADS Shares and the following shall apply:

(a)      Subject to (b), if the assets of such fund exceed the total balance of all Stock Accounts, the excess shall be retained in the fund until reduced by payment of benefits.

(b)      If a Participant instructs the Committee to transfer amounts from the Participant’s Stock Account to the Participant’s Credit Account in accordance with 4.4, ADS Shares with a value equal to the transfer amount shall be liquidated and the proceeds shall be transferred to the fund described in 5.3.

5.3      The Company may, in its discretion, contribute amounts to the Trust to be held in a separate fund for the sole purpose of paying benefits under the Plan measured by the Credit Accounts described in 4.3, except as provided in the Trust Document upon the Company’s insolvency. The assets of such funds shall be invested by the trustee in accordance with instructions by the Committee and the following shall apply:

(a)      Subject to (b), if the assets of such fund exceed the total balance of all Credit Accounts, the excess shall be retained in the fund until reduced by payment of benefits.

(b)      If a Participant instructs the Committee to transfer amounts from the Participant’s Credit Account to the Participant’s Stock Account in accordance with 4.4, the Company may instruct the Committee to use assets of such fund to acquire ADS Shares in an amount equal to the transfer amount and to transfer the ADS Shares to the fund described in 5.2. To the extent the assets are insufficient to acquire the ADS Shares, the instruction shall have no effect and the Company shall contribute to the Trust as provided in 5.2.

3.	The following new 10.5 is added to the Plan:

10.5    Subject to 10.2, effective upon the closing of any merger, acquisition, share exchange, recapitalization, reorganization or any other transaction that causes ADS Shares to become unavailable to the Company or to become impracticable for purposes of providing benefits under the Plan, the balance of the Participants’ Stock Accounts shall be transferred to the Credit Accounts for the Participants. The Committee, in its discretion, shall determine whether or not ADS Shares are reasonably available or impracticable and shall determine the value of ADS Shares for purposes of transferring the Stock Account balances to the Credit Accounts. ADS Shares shall, in any event, be presumed to be impracticable if the Company is not affiliated with Scottishpower plc. If Stock Account balances are transferred to Credit Accounts, Trust investments shall be adjusted and provisions for distribution of ADS Shares to Participants shall be ineffective. The provisions of 10.5 shall not limit the Company’s ability to amend the Plan to provide for an arrangement similar to Stock Awards and Stock Accounts under the Plan with respect to shares or similar securities of the Company, or an affiliate of the Company, in place of the arrangements relating to ADS Shares.

This Amendment shall be effective September 20, 2005.

Company	PACIFICORP

	By:	/s/ Judi A. Johansen

Judi A. Johansen

Print or type name
Date signed: 09/20/05